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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                        (Date of earliest event reported)
                                 March 22, 2001


                        COMMISSION FILE NUMBER 000-29809


                               OTG SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                               7372                            52-1769077
      (state or other jurisdiction of       (Primary Standard Industrial               (IRS Employer
      incorporation or organization)         Classification Code Number)          Identification Number)
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                       6701 DEMOCRACY BOULEVARD, SUITE 800
                            BETHESDA, MARYLAND 20817
                                 (301) 897-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


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Item 5. Other

   On March 22, 2001, OTG Software, Inc. (OTG Software) issued a press release announcing that it had reached a definitive agreement with Smart Storage, Inc.
(Smart Storage) regarding the acquisition of Smart Storage by OTG Software. A copy of the press release is attached.

   OTG Software also held a conference call on March 23, 2001, which was open to the public, to discuss the acquisition of Smart Storage. The call will be available for replay until 11:59 p.m. Eastern Standard Time on March 30, 2001 by dialing 800-475-6701 in the U.S. or 320-365-3844 internationally. The access code is 578792. During the call, OTG Software stated that it would incur a one-time charge of approximately $2 million related to fees and expenses associated with the acquisition of Smart Storage in the quarter in which the acquisition occurs. OTG Software currently expects to consummate the acquisition by the end of the quarter ended March 31, 2001.

Item 7.     Financial Statements and Exhibits

(a)   Exhibits

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
      Designation                           Description
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

         99                       Press release dated March 22, 2001.
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                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        OTG SOFTWARE, INC.

Date: March 27, 2001                    By: /s/ Ronald W. Kaiser
                                           -------------------------------
                                                Ronald W. Kaiser
                                                Chief Financial Officer and
                                                Treasurer
                                                (Principal Financial Officer)







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